EXHIBIT 24

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UMB FINANCIAL CORPORATION

By /s/ J. Mariner Kemper
Date February 27, 2015	J. Mariner Kemper
Chairman of the Board

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Peter J. deSilva, J. Mariner Kemper, and Michael D. Hagedorn his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for and in his name, place and stead, in any and all capacities, to file this report the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature and Name	Capacity	Date

/s/ Warner Baxter Warner Baxter	Director	1/27/15

/s/ Robin C. Beery Robin C. Beery	Director	1/27/15

/s/ Nancy K. Buese Nancy K. Buese	Director	1/27/15

Signature and Name	Capacity	Date

/s/ Peter J. deSilva Peter J. deSilva	Director, President Chief Operating Officer	1/27/15

/s/ Terrence P. Dunn Terrence P. Dunn	Director	1/27/15

/s/ Kevin C. Gallagher Kevin C. Gallagher	Director	1/27/15

/s/ Gregory M. Graves Gregory M. Graves	Director	1/27/15

/s/ Alexander C. Kemper Alexander C. Kemper	Director	1/27/15

/s/ J. Mariner Kemper J. Mariner Kemper	Director, Chief Executive Officer	1/27/15
Chairman of the Board

/s/ Kris A. Robbins Kris A. Robbins	Director	1/27/15

/s/ Thomas D. Sanders Thomas D. Sanders	Director	1/27/15

/s/ L. Joshua Sosland L. Joshua Sosland	Director	1/27/15

/s/ Paul Uhlmann, III Paul Uhlmann, III	Director	1/27/15

/s/ Brian J. Walker Brian J. Walker	Chief Financial Officer	1/27/15

/s/ Thomas J. Wood, III Thomas J. Wood, III	Director	1/27/15